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Exhibit 10.33

TENTH AMENDMENT TO
LOAN AGREEMENT

        TENTH AMENDMENT dated as of April 2, 2002 (the "Amendment"), to the LOAN AGREEMENT dated as of November 19, 1999, as amended to date (as so amended, the "Agreement"), among SIRVA, Inc., formerly known as Allied Worldwide, Inc., formerly known as NA Holding Corporation (the "Company"), Blue Ridge Investments, LLC ("Blue Ridge") and J.P. Morgan Securities Inc., formerly known as Chase Securities Inc. ("JPMorgan" and, together with Blue Ridge and JPMorgan's and Blue Ridge's respective permitted successors and assigns under the Agreement, the "Lenders").

        WHEREAS, the Company and the Lenders have entered into the Agreement;

        WHEREAS, the Company and the Lenders wish to amend certain provisions of the Agreement pursuant to Section 9.2 of the Agreement;

        NOW, THEREFORE, the Company and the Lenders hereby amend the Agreement as follows:

          1.     Capitalized terms used in this Amendment without definition shall have the meanings given to them in the Agreement.

          2.     The first paragraph of Section 3.5(a) of the Agreement is amended to read in its entirety as follows:

            (a)   On any Business Day on or after December 1, 1999 and prior to the date that is 960 days after the Issue Date, all (but not less than all) of the Lenders may elect to exchange all (but not less than all) of the Loan for one or more Exchange Notes by giving not less than five Business Days' prior irrevocable written notice of such election to the Borrower and the Trustee specifying the name of each proposed registered holder and, subject to the terms of the Indenture, the amount of each Exchange Note requested (each such notice, an "Exchange Notice").

          3.     Section 3.5(e) of the Agreement is amended to read in its entirety as follows:

            (e)   On the day that is 960 days after the Issue Date, the Lenders shall be deemed to have delivered an Exchange Notice and to have made all the agreements and representations required by Section 3.5(a). The Loan shall thereupon be exchanged for Exchange Notes as and when provided in this Section 3.5.

          4.     Each of the undersigned, by its signature below, gives its written consent to this Amendment, and on and after the date first written above, each reference to the Agreement shall mean and be a reference to the Agreement as amended and modified by this Amendment, unless the context otherwise requires.

          5.     This Amendment shall be effective as of the date first above written, and, except as set forth herein, the Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

          6.     This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          7.     This Amendment and the rights and obligations of the parties under this agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

SIRVA, INC.
By:	/s/ Ron Milewski
Name: Ron Milewski Title: Senior Vice President & CFO
BLUE RIDGE INVESTMENTS LLC
By:	/s/ Thomas G. White
Name: Thomas G. White Title: Managing Director
J.P. MORGAN SECURITIES INC.
By:	/s/ Benjamin Ben-Attar
Name: Benjamin Ben-Attar Title: Vice President

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  Exhibit 10.33
TENTH AMENDMENT TO LOAN AGREEMENT